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                                                                    Exhibit 3.3

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          CARROLS HOLDINGS CORPORATION

                                   ----------

                            Under Section 242 of the
                             General Corporation Law

                                   ----------

          Carrols Holdings Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), pursuant to Section 242 of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     FIRST:  The name of the Corporation is "Carrols Holdings Corporation".

     SECOND: The Certificate of Incorporation of the Corporation originally filed with the Secretary of State on September 15, 1986, was restated pursuant to the Restated Certificate of Incorporation filed with the Secretary of State on December 22, 1986, was amended and restated pursuant to the Certificate of Amendment to Restated Certificate of Incorporation filed with the Secretary of State on August 18, 1993, was further amended and restated pursuant to the Certificate of Amendment to Restated Certificate of Incorporation filed with the Secretary of State on February 20, 1997 and was further amended pursuant to the Certificate of Amendment to Restated Certificate of Incorporation filed with the Secretary of State on November 3, 1999.

     THIRD: Pursuant to the unanimous written consent of the Board of Directors of the Corporation, the following resolutions setting forth the proposed amendment to the Restated Certificate of Incorporation of the Corporation were duly adopted by the Board of Directors in accordance with the provision of
Section 141(f) of the General Corporation Law of the State of Delaware ("DGCL") and were duly authorized and adopted by the holders of all of the outstanding shares of the Corporation entitled to vote thereon in accordance with the provision of Section 228 of the DGCL.

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     RESOLVED, that the Board of Directors of this Corporation hereby declares it advisable and recommends to the shareholders that the shares of Common Stock, par value $0.01 per share of the Corporation be increased and reclassified and that, to effect such recommendations, the Restated Certificate of Incorporation of the Corporation be amended by amending the first sentence and Sections A and B of Article FOURTH of the Restated Certificate of Incorporation to read as follows:

     FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Seven Million One Hundred Thousand (7,100,000) shares, of which Seven Million (7,000,000) shares shall be shares of common stock, par value $0.01 per share and One Hundred Thousand (100,000) shares shall be shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

A. General. The Board of Directors, by adoption of this Certificate of Amendment
   -------
to the Restated Certificate of Incorporation may fix, in whole or part, the preferences, limitations and relative rights, within the limits set forth under applicable law, of one or more series of Common Stock of the Corporation before the issuance of any shares of that series.

B. Carrols Stock, Pollo Tropical Stock and Taco Cabana Stock.
   ----------------------------------------------------------

     (1) Designation of Series; Number of Shares of Each Series.  One series of
         ------------------------------------------------------
Common Stock is hereby designated as Carrols Stock ("Carrols Stock"), consisting of Three Million (3,000,000) shares, par value $0.01 per share, a second series of Common Stock is hereby designated as Pollo Tropical Stock ("Pollo Tropical Stock") consisting of Two Million (2,000,000) shares, par value $0.01 per share, and a third series of Common Stock is hereby designated as Taco Cabana Stock ("Taco Cabana Stock") consisting of Two Million (2,000,000) shares, par value $0.01 per share. The number of shares of each such series may from time to time be increased (but not above the total number of authorized shares of the class of Common Stock) or decreased (but not below the number of shares of such series then outstanding) by the Board of Directors of the Corporation.

     (2) Dividends.  Subject to any preferences, limitations and relative rights
         ---------
of any outstanding series of Preferred Stock, dividends may be declared and paid upon the Carrols Stock, the Pollo Tropical Stock and the Taco Cabana Stock, upon the terms with respect to each such series, and subject to the limitations provided for below in this paragraph B(2) of this Article, as the Board of Directors may determine.

          (a)  Dividends on Carrols Stock. Dividends on Carrols Stock may be
               --------------------------
     declared and paid only out of the lesser of (i) the assets legally available therefor and (ii) the Carrols Available Dividend Amount.

          (b) Dividends on Pollo Tropical Stock. Dividends on Pollo Tropical
              ---------------------------------

     Stock may be declared and paid only out of the lesser of (i) the assets legally available therefor and (ii) the Pollo Tropical Available Dividend Amount.

          (c) Dividends on Taco Cabana Stock. Dividends on Taco Cabana Stock may
              ------------------------------

     be declared and paid only out of the lesser of (i) the assets legally available therefor and (ii) the Taco Cabana Available Dividend Amount.

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     (d) Allocation of Dividends Between Carrols Stock, Pollo Tropical Stock and
         -----------------------------------------------------------------------
Taco Cabana Stock. The Board of Directors, subject to the provisions of
-----------------
paragraphs B(2)(a), B(2)(b) and B(2)(c) of this Article, may at any time declare and pay dividends exclusively on Carrols Stock, exclusively on Pollo Tropical Stock, exclusively on Taco Cabana Stock, on each such series, in equal or unequal amounts, or on any combination of such series, in equal or unequal amounts, notwithstanding the relative amounts of the Carrols Available Dividend Amount, the Pollo Tropical Available Dividend Amount, the Taco Cabana Available Dividend Amount, the amount of dividends previously declared on each series, the respective voting or liquidation rights of each series or any other factor.

     (e) Share Distributions. Subject to paragraphs B(2)(a), B(2)(b) and B(2)(c)
         -------------------
of this Article, as the case may be, and except as permitted by paragraphs B(5)(a) and B(5)(b)(iii)(2) of this Article, the Board of Directors may declare and pay dividends or distributions of shares of the Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of the Common Stock) on shares of the Common Stock or shares of the Preferred Stock only as follows (and only to the extent that there are a sufficient number of shares of Common Stock authorized and designated to the applicable series of Common Stock):

          (i) dividends or distributions of shares of Carrols Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Carrols Stock) on shares of Carrols Stock; or shares of the Preferred Stock attributed to the Carrols Group;

          (ii) dividends or distributions of shares of Pollo Tropical Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Pollo Tropical Stock) on shares of Pollo Tropical Stock or shares of the Preferred Stock attributed to the Pollo Tropical Group;

          (iii) dividends or distributions of shares of Pollo Tropical Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Pollo Tropical Stock) on shares of Carrols Stock or shares of the Preferred Stock attributed to the Carrols Group, if any, but only if the sum of (1) the number of shares of Pollo Tropical Stock to be so issued (or the number of such shares which would be issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued) and (2) the number of shares of Pollo Tropical Stock which are issuable upon conversion, exchange or exercise of any Convertible Securities then outstanding that are attributed in accordance with this Article to the Carrols Group is less than or equal to the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest;

          (iv) dividends or distributions of shares of Taco Cabana Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Taco Cabana Stock) on shares of Taco Cabana Stock or shares of the Preferred Stock attributed to the Taco Cabana Group; and

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               (v)  dividends or distributions of shares of Taco Cabana Stock
          (or Convertible Securities convertible into or exchangeable or exercisable for shares of Taco Cabana Stock) on shares of Carrols Stock or shares of the Preferred Stock attributed to the Carrols Group, if any, but only if the sum of (1) the number of shares of Taco Cabana Stock to be so issued (or the number of such shares which would be issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued) and (2) the number of shares of Taco Cabana Stock which are issuable upon conversion, exchange or exercise of any Convertible Securities then outstanding that are attributed in accordance with this Article to the Carrols Group is less than or equal to the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest.

     (3) Voting Rights.
         -------------

          (a) The holders of Carrols Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the stockholders or submitted to the stockholders for action, except as may be determined by the Board of Directors in establishing any series of Common or Preferred Stock or as otherwise may be required by law. Each share of Carrols Stock shall entitle the holder thereof to one vote.

          (b) No holder of outstanding shares of Pollo Tropical Stock or Taco Cabana Stock shall be entitled (i) to vote for the election of directors or upon any other matter, including, without limitation, upon any amendment to the Company's Certificate of Incorporation to increase or decrease the number of authorized shares of any class of the Company's capital stock, or
     (ii) to receive notice of or to participate in any meeting of the stockholders of the Corporation, except as may be required by law.

     (4) Liquidation Rights. In the event of the dissolution, liquidation or
         ------------------
winding up of the Corporation, whether voluntary or involuntary, the rights of the holders of Carrols Stock, Pollo Tropical Stock and Taco Cabana Stock shall be as follows:

          (a) After the Corporation has satisfied or made provisions for its debts and obligations and for the payment to the holders of shares of any class or series of capital stock having preferential rights to receive distributions of the assets of the Corporation (including any accumulated and unpaid dividends), the holders of Carrols Stock, Pollo Tropical Stock and Taco Cabana Stock shall be entitled to receive the assets, if any, of the Corporation remaining for distribution, on a per share basis in proportion to the respective liquidation units for all series of Common Stock. The total outstanding Carrols Stock shall have 7.5 liquidation units, the total outstanding Pollo Tropical Stock shall have 1 liquidation unit and the total outstanding Taco Cabana Stock shall have 1.5 liquidation units. Upon the determination by the Corporation of the amount of assets the holders of the Carrols Stock, the Pollo Tropical Stock and the Taco Cabana Stock, respectively, shall be entitled to receive (determined in accordance with the then applicable liquidation units), (A) the amount of assets to be distributed to the holders of Pollo Tropical Stock shall be reduced and the holders of Pollo Tropical Stock shall be entitled to receive, on a pro rata basis, an amount equal to the product of (i) such

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     distributable amount of assets in respect of Pollo Tropical Stock and (ii)
     the Outstanding Pollo Tropical Fraction and (B) the amount of assets to be distributed to the holders of Taco Cabana Stock shall be reduced and the holders of Taco Cabana Stock shall be entitled to receive, on a pro rata basis, an amount equal to the product of (i) such distributable amount of assets in respect of Taco Cabana Stock and (ii) the Outstanding Taco Cabana Fraction. The liquidation units of the Carrols Stock, the Pollo Tropical Stock and the Taco Cabana Stock shall be adjusted by the Board as appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of such class of Common Stock or any dividend or other distribution of shares or similar transaction with respect to such class of Common Stock. Whenever a change in the liquidation units occurs, the Corporation shall prepare and file a statement of such change with the Secretary of the Corporation and distribute a notice of such change to all holders of shares of such class or series of Common Stock, together with a notice of such stock split, reverse split, distribution or other transaction requiring such change.

          (b) For the purposes of this paragraph B(4), any merger or business combination involving the Corporation or any sale of all or substantially all of the assets of the Corporation shall not be treated as a liquidation, dissolution or winding up of the Corporation.

     (5) Redemption or Conversion of the Common Stock. The Carrols Stock is
         --------------------------------------------
subject to redemption and the Pollo Tropical Stock and the Taco Cabana Stock are each subject to redemption or conversion upon the terms provided below in this paragraph B(5) of this Article; provided, however, that no series of Common Stock may be redeemed or converted if all of the other series have been redeemed or converted, as the case may be, in their entirety or notice thereof shall have been given as required by this paragraph B(5) of this Article.

          (a) Mandatory and Optional Redemption or Conversion of Common Stock
              ---------------------------------------------------------------
     Other than for Middle Tier Stock.
     --------------------------------

               (i) In the event of the Disposition, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets attributed to any Group to one or more persons or entities (other than (1) the Disposition by the Corporation of all or substantially all of its properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation and the distribution of assets to stockholders as referred to in paragraph B(4) of this Article, (2) the Disposition of the properties and assets of any Group as contemplated by paragraph B(5)(b) of this Article or otherwise to all holders of shares of such Group divided among such holders on a pro rata basis in accordance with the number of shares of stock issued in respect of such Group outstanding and, in the case of a Disposition of the properties and assets attributed to either Middle Tier Group, to the Corporation or subsidiaries thereof, divided among such holders and the Corporation or subsidiaries thereof on a pro rata basis in accordance with the number of shares of stock issued in respect of such Group outstanding and (A) in the case of the Pollo Tropical Group, the

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          Number of Pollo Tropical Shares Issuable with Respect to the Pollo
          Tropical Inter-Group Interest and (B) in the case of the Taco Cabana Group, the number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest, or (3) to any person or entity controlled (as determined by the Board of Directors) by the Corporation), the Corporation shall, on or prior to the 30th Business Day after the date of consummation of such Disposition (the "Disposition Date"), pay a dividend on the Common Stock relating to such Group or redeem some or all of such Common Stock, all as provided by the following paragraph B(5)(a)(i) of this Article and, to the extent applicable, by paragraph B(5)(d) of this Article, as the Board of Directors shall have selected among such alternatives;

               provided that there are assets legally available therefor:

                         (a) pay to the holders of the shares of the series of
                    the Common Stock relating to the Group subject to such Disposition a dividend, as the Board of Directors shall have declared subject to compliance with paragraph B(2) of this Article, in cash and/or in securities (other than a dividend of the Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to (I) in the case of a Disposition of the properties and assets attributed to the Carrols Group, the Net Proceeds of such Disposition, (II) in the case of a Disposition of the properties and assets attributed to the Pollo Tropical Group, the product of the Outstanding Pollo Tropical Fraction as of the record date for determining holders entitled to receive such dividend and the Net Proceeds of such Disposition and (III) in the case of a Disposition of the properties and assets attributed to the Taco Cabana Group, the product of the Outstanding Taco Cabana Fraction as of the record date for determining holders entitled to receive such dividend and the Net Proceeds of such Disposition; or

                         (b)(I) subject to the last sentence of this paragraph
                    B(5)(a)(i) of this Article, if such Disposition involves all (not merely substantially all) of the properties and assets attributed to such Group, redeem as of the Redemption Date provided by paragraph B(5)(d)(iii), all outstanding shares of the Common Stock relating to the Group subject to such Disposition in exchange for cash and/or for securities (other than the Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to (A) in the case of a Disposition of the properties and assets attributed to the Carrols Group, the Net Proceeds of such Disposition, (B) in the case of a Disposition of the properties and assets attributed to the Pollo Tropical Group, the product of the Outstanding Pollo Tropical Fraction as of such Redemption Date and the Net Proceeds of such Disposition and (C) in the case of a Disposition of the properties and assets attributed to the Taco

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                    Cabana Group, the product of the Outstanding Taco Cabana
                    Fraction as of such Redemption Date and the Net Proceeds of such Disposition; or

                         (II) subject to the last sentence of this paragraph
                    B(5)(a)(i) of this Article, if such Disposition involves substantially all (but not all) of the properties and assets attributed to such Group, redeem as of the Redemption Date provided by paragraph B(5)(d)(iv) of this Article such number of whole shares of the series of the Common Stock relating to the Group subject to such Disposition (which may be all of, but not more than, such shares outstanding) as have (A) in the case of a Disposition of the properties and assets attributed to the Carrols Group, the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition, in consideration for cash and/or securities (other than the Common Stock) or other property having a Fair Value in the aggregate equal to such Net Proceeds of such Disposition, (B) in the case of a Disposition of the properties and assets attributed to the Pollo Tropical Group, the product of the Outstanding Pollo Tropical Fraction as of the date such shares are selected for redemption and the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition in consideration for cash and/or securities (other than the Common Stock) or other property having a Fair Value in the aggregate equal to such product or (C) in the case of a Disposition of the properties and assets attributed to the Taco Cabana Group, the product of the Outstanding Taco Cabana Fraction as of the date such shares are selected for redemption and the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition in consideration for cash and/or securities (other than the Common Stock) or other property having a Fair Value in the aggregate equal to such product.

          Notwithstanding the foregoing provisions of this paragraph B(5)(a)(i) of this Article, the Corporation shall redeem shares of a series of the Common Stock as provided by paragraphs B(5)(a)(i)(b)(I) or (II) of this Article only if the amount to be paid in redemption of such stock is less than or equal to either the Carrols Available Dividend Amount, the Pollo Tropical Available Dividend Amount or the Taco Cabana Available Dividend Amount, as the case may be, with respect to the Group subject to such Disposition as of the Redemption Date.

               (ii) For purposes of this paragraph B(5)(a) of this Article:

                    (1) as of any date, "substantially all of the properties and assets" attributed to any Group shall mean a portion of such properties and assets (x) that represents at least 80% of the Fair Value of the properties and assets attributed to such Group as of such date or (y) from which were derived at least 80% of the aggregate revenues for the immediately

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                    preceding twelve fiscal quarterly periods of the Corporation
                    (calculated on a pro forma basis to include revenues derived from any of such properties and assets acquired during such period) derived from the properties and assets of such Group as of such date;

                         (2) in the case of a Disposition of the properties and
                    assets attributed to any Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

                         (3) the Board of Directors may pay any dividend or
                    redemption price referred to in paragraph B(5)(a)(i) of this
                    Article in cash, securities (other than the Common Stock) or other property, regardless of the form or nature of the proceeds of the Disposition.

                    (iii) At any time prior to the closing of a firm commitment initial public offering relating to the Carrols Stock (the "IPO"), the Board of Directors may declare that each outstanding share of Middle Tier Stock or Convertible Security convertible into or exchangeable for Middle Tier Stock shall be converted, as of the Conversion Date provided by paragraph B(5)(d)(v) of this Article, into the number of fully paid and nonassessable shares of Carrols Stock equal the Fair Value Ratio of the shares of each such series of Middle Tier Stock to a share of Carrols Stock.

                    (iv) If the Corporation shall determine to combine the
               businesses relating to the Pollo Tropical Group and the Taco Cabana Group through a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets (including stock, other securities and goodwill) where the Pollo Tropical Group would be the surviving Group, then each outstanding share of Taco Cabana Stock or Convertible Security convertible into or exchangeable for Taco Cabana stock shall be converted, as of the Conversion Date provided by paragraph B(5)(d)(v) of this Article, into the number of fully paid and nonassessable shares of Pollo Tropical Stock equal to the Fair Value Ratio of a share of Taco Cabana Stock to a share of Pollo Tropical Stock.

                    (v) If the Corporation shall determine to combine the
               businesses relating to the Taco Cabana Group and the Pollo Tropical Group through a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets (including stock, other securities and goodwill) where the Taco Cabana Group would be the surviving Group, then each outstanding share of Pollo Tropical Stock or Convertible Security convertible into or exchangeable for Pollo Tropical stock shall be converted, as of the Conversion Date provided by paragraph B(5)(d)(v) of this Article, into the number of fully paid and nonassessable shares of Taco Cabana Stock equal to the Fair Value Ratio of a share of Pollo Tropical Stock to a share of Taco Cabana Stock.

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                    (b)   Redemption of Common Stock for Stock of Subsidiary.
                          --------------------------------------------------

                    (i) At any time on or after the date on which the Corporation has transferred all of the assets and liabilities attributed to the Pollo Tropical Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) to one or more wholly-owned subsidiaries of the Corporation (each, a "Pollo Tropical Group Subsidiary"), the Board of Directors may, provided that there are assets legally available therefor, redeem all of the outstanding shares of Pollo Tropical Stock, on a Redemption Date of which notice is delivered in accordance with paragraph B(5)(d)(vi) of this Article, in exchange for the number of shares of common stock of each Pollo Tropical Group Subsidiary equal to the product of the Outstanding Pollo Tropical Fraction and the number of shares of common stock of such Pollo Tropical Group Subsidiary to be outstanding immediately following such exchange of shares, such Pollo Tropical Group Subsidiary shares to be delivered to the holders of shares of Pollo Tropical Stock on the Redemption Date either directly or indirectly through another Pollo Tropical Group Subsidiary (as a wholly-owned subsidiary thereof) and to be divided among the holders of Pollo Tropical Stock pro rata in accordance with the number of shares of Pollo Tropical Stock held by each on such Redemption Date, each of which shares of common stock of such Pollo Tropical Group Subsidiary shall be, upon such delivery, fully paid and nonassessable.

                    (ii) At any time on or after the date on which the Corporation has transferred all of the assets and liabilities attributed to the Taco Cabana Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) to one or more wholly-owned subsidiaries of the Corporation (each, a "Taco Cabana Group Subsidiary"), the Board of Directors may, provided that there are assets legally available therefor, redeem all of the outstanding shares of Taco Cabana Stock, on a Redemption Date of which notice is delivered in accordance with paragraph B(5)(d)(vi) of this Article, in exchange for the number of shares of common stock of each Taco Cabana Group Subsidiary equal to the product of the Outstanding Taco Cabana Fraction and the number of shares of common stock of such Taco Cabana Group Subsidiary to be outstanding immediately following such exchange of shares, such Taco Cabana Group Subsidiary shares to be delivered to the holders of shares of Taco Cabana Stock on the Redemption Date either directly or indirectly through another Taco Cabana Group Subsidiary (as a wholly-owned subsidiary thereof) and to be divided among the holders of Taco Cabana Stock pro rata in accordance with the number of shares of Taco Cabana Stock held by each on such Redemption Date, each of which shares of common stock of such Taco Cabana Group Subsidiary shall be, upon such delivery, fully paid and nonassessable.

                    (iii) At any time on or after the date on which the
               Corporation has transferred all of the assets and liabilities attributed to the Carrols Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) to one or more wholly-owned subsidiaries of the Corporation (each, a "Carrols Group

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               Subsidiary"), the Board of Directors may, provided that there are assets legally available therefor;

                          (1) if both the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest and the number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest is zero, redeem all of the outstanding shares of Carrols Stock, on a Redemption Date of which notice is delivered in accordance with paragraph B(5)(d)(vi) of this Article, in exchange for all of the shares of common stock of each Carrols Group Subsidiary as will be outstanding immediately following such exchange of shares, such shares of common stock of each Carrols Group Subsidiary to be delivered to the holders of shares of Carrols Stock on the Redemption Date either directly or indirectly through another Carrols Group Subsidiary (as a wholly-owned subsidiary thereof) and to be divided among the holders of Carrols Stock pro rata in accordance with the number of shares of Carrols Stock held by each on such Redemption Date, each of which shares of common stock of such Carrols Group Subsidiary shall be, upon such delivery, fully paid and nonassessable; or

                          (2) if either the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest or the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest, is greater than zero, either (x) redeem all of the outstanding shares of Carrols Stock, on such a Redemption Date, in exchange for
                    (1) all of the shares of common stock of each Carrols Group Subsidiary as will be outstanding immediately following such exchange of shares and (2) (A) if the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest is greater than zero and there are a sufficient number of shares of Common Stock authorized and designated as Pollo Tropical Stock, a number of shares of Pollo Tropical Stock equal to the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest and/or (B) if the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest is greater than zero and there are a sufficient number of shares of Common Stock authorized and designated as Taco Cabana Stock, a number of shares of Taco Cabana Stock equal to the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest, such shares of common stock of each Carrols Group Subsidiary to be delivered to the holders of shares of Carrols Stock on the Redemption Date either directly or indirectly through another Carrols Group Subsidiary (as a wholly-owned subsidiary thereof) and the shares of common stock of each Carrols Group Subsidiary and the shares of Pollo Tropical Stock and Taco Cabana Stock, as applicable, to be divided among the holders of Carrols Stock pro rata in accordance with the number of shares of Carrols Stock held by each on such Redemption Date, each of which shares of common stock of each Carrols Group Subsidiary and shares of Pollo Tropical Stock and Taco Cabana Stock, as applicable, shall be, upon such delivery, fully paid and nonassessable; or (y) (1) redeem all of the outstanding shares of Carrols Stock as contemplated by clause (x) (1) above and (2) issue to one or more of the Carrols Group Subsidiaries, as applicable, (A) a number of shares of Pollo Tropical Stock equal to the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest (provided there are a sufficient number of shares of Common Stock authorized and designated as Pollo Tropical Stock) and/or (B) a number of shares of Taco Cabana Stock equal to the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest (provided there are a sufficient number of shares of Common Stock authorized and designated as Taco Cabana Stock).

                    (iv) At any time on or after the date on which the Corporation has transferred all of the assets and liabilities attributed to both Middle Tier Groups (and no other assets or liabilities of the Corporation or any subsidiary thereof) to one or more wholly-owned subsidiaries of the Corporation (each, a "Middle Tier Combination Subsidiary"), the Board of Directors may, provided that there are assets legally available therefor, redeem all of the outstanding shares of Taco Cabana Stock and Pollo Tropical Stock, on a Redemption Date of which notice is delivered in accordance with paragraph B(5)(d)(vi) of this Article, in exchange for the number of shares of common stock of each Middle Tier Combination Subsidiary equal to :

                    (1) in the case of shares of Taco Cabana Stock, the product of,

                               (A) (x) the number of shares of such Middle Tier Combination Subsidiary to be outstanding immediately following such transaction multiplied by (y) the ratio of the Fair Value of the Taco Cabana Group immediately prior to such transaction to the combined Fair Value of both Middle Tier Groups immediately prior to such transaction; and

                               (B) the Outstanding Taco Cabana Fraction as of such date;

                               and

                    (2) in the case of shares of Pollo Tropical Stock, the product of,

                               (A) (x) the number of shares of such Middle Tier Combination Subsidiary to be outstanding immediately following such transaction multiplied by (y) the ratio of the Fair Value of the Pollo Tropical Group immediately prior to such transaction to the combined Fair Value of both Middle Tier Groups immediately prior to such transaction; and

                               (B) the Outstanding Pollo Tropical Fraction as of such date;

               such Middle Tier Combination Subsidiary shares to be delivered to the holders of shares of Taco Cabana Stock and Pollo Tropical Stock on the Redemption Date either directly or indirectly through another Middle Tier Combination Subsidiary (as a wholly-owned subsidiary thereof) and to be divided among the holders of each such Middle Tier Stock pro rata in accordance with the number of shares of Taco Cabana Stock or Pollo Tropical Stock, as the case may be, held by each on such Redemption Date, each of which shares of common stock of such Middle Tier Combination Subsidiary shall be, upon such delivery, fully paid and nonassessable.

          (c)  Treatment of Convertible Securities. After any Conversion Date or
               -----------------------------------
     Redemption Date on which all outstanding shares of any series of the Common Stock are converted or redeemed, any share of such series of the Common Stock that is to be issued on conversion, exchange or exercise of any Convertible Securities shall, immediately upon such conversion, exchange or exercise and without any notice from or to, or any other action on the part of, the Corporation or its Board of Directors or the holder of such Convertible Security be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Corporation that the number of shares of such series of the Common Stock that were to be issued upon such conversion, exchange or exercise would have received had such shares been outstanding on such Conversion Date or Redemption Date. The provisions of the immediately preceding sentence shall not apply to the extent that other adjustments in respect of such conversion, exchange or redemption of a series of the Common Stock are otherwise made pursuant to the provisions of such Convertible Securities.

          (d)  Notice and Other Provisions.
               ---------------------------

                   (i) Not later than the 30/th/ Business Day following the consummation of a Disposition referred to in paragraph B(5)(a)(i) of this Article, the Corporation shall notify the holders of Common Stock with respect to (1) the Net Proceeds of such Disposition, (2) the number of shares outstanding of the series of the Common Stock relating to the Group subject to such Disposition, (3) the number of shares of such series of Common Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (4) in the case of a Disposition of the properties and assets attributable to the Pollo Tropical Group or to the Taco Cabana Group, the Outstanding Pollo Tropical Fraction or the Outstanding Taco Cabana Fraction, as the case may be, on the date of such notice.

                   (ii) If the Corporation determines to pay a dividend pursuant to paragraph B(5)(a)(i)(a) of this Article, the Corporation shall, not later than the 30th Business Day following the consummation of the Disposition referred to in such paragraph, cause notice to be given to each holder of shares of the series of the Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such series of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 40th Business Day and not later than the 50th Business Day following the consummation of such Disposition, (2) the anticipated payment date of such dividend (which shall not be more than 85 Business Days following the consummation of such Disposition), (3) the type of property to be paid as such dividend in respect of the outstanding shares of such series of Common Stock, (4) the Net Proceeds of such Disposition, (5) in the case of a Disposition of the properties and assets attributable to the Pollo Tropical Group or the Taco Cabana Group, as the case may be, the Outstanding Pollo Tropical Fraction or the Outstanding Taco Cabana Fraction, as the case may be, on the date of such notice, (6) the number of outstanding shares of such series of Common Stock and the number of shares of such series of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive such dividend only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

               (iii) If the Corporation determines to undertake a redemption pursuant to paragraph B(5)(a)(i)(b)(I) of this Article, the Corporation shall, not less than 35 Business Days and not more than 45 Business Days prior to the Redemption Date, cause notice to be given to each holder of shares of the series of the Common Stock relating to the Group subject to the Disposition referred to in such paragraph and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such series of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of such series of Common Stock outstanding on the Redemption Date shall be redeemed, (2) the Redemption Date (which shall not be more than 85 Business Days following the consummation of such Disposition),
          (3) the type of property in which the redemption price for the shares of such series of Common Stock to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) in the case of a Disposition of the properties and assets attributed to the Pollo Tropical Group or the Taco Cabana Group, the Outstanding Pollo Tropical Fraction or the Outstanding Taco Cabana Fraction, as the case may be, on the date of such notice, (6) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property,
          (7) the number of outstanding shares of such series of Common Stock and the number of shares of such series of the Common Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (8) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date referred to in clause (2) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this paragraph B(5) of this Article if such holder thereafter converts, exchanges or exercises such Convertible Securities and (9) a statement to the effect that, except as otherwise provided by paragraph B(5)(d)(ix) of this Article, dividends on such shares of the Common Stock shall cease to be paid as of such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

              (iv) If the Corporation determines to undertake a redemption pursuant to paragraph B(5)(a)(i)(b)(II) of this Article, the Corporation shall, not later than the 30th Business Day following the consummation of the Disposition referred to in such paragraph, cause notice to be given to each holder of shares of the series of the Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such series of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a date not earlier than the 40th Business Day and not later than the 50th Business Day following the consummation of the Disposition in respect of which such redemption is to be made on and which shares of such series of the Common Stock shall be selected for redemption, (2) the anticipated Redemption Date (which shall not be more than 85 Business Days following the consummation of such Disposition), (3) the type of property in which the redemption price for the shares to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) in the case of a Disposition of the properties and assets attributed to the Pollo Tropical Group or to the Taco Cabana Group, the Outstanding Pollo Tropical Fraction or the Outstanding Taco Cabana Fraction, as the case may be, (6) the number of shares of such series of Common Stock outstanding and the number of shares of such series of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be eligible to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this paragraph B(5) of this Article if such holder thereafter converts, exchanges or exercises such Convertible Securities and (8) a statement that the Corporation will not be required to register a transfer of any shares of such series of the Common Stock for a period of 15 Business Days next preceding the date referred to in clause (1) of this sentence.

          Promptly following the date referred to in clause (1) of the preceding sentence, but not earlier than 40 Business Days nor later than 50 Business Days following the consummation of such Disposition, the Corporation shall cause a notice to be given to each holder of record of shares of such series of Common Stock to be redeemed setting forth
          (1) the number of shares of such series of Common Stock held by such holder to be redeemed, (2) a statement that such shares of such series of Common Stock shall be redeemed, (3) the Redemption Date, (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of such series of Common Stock to be redeemed, including details as to the calculation thereof, (5) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of such cash and/or securities or other property, (6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the Corporation after the Redemption Date and (7) a statement to the effect that, subject to paragraph B(5)(d)(ix) of this Article, dividends on such shares of such series of Common Stock shall cease to be paid as of the Redemption Date. Such notices shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

                (v) If the Corporation determines to convert Middle Tier Stock into Carrols Stock (or another class or series of common stock of the Corporation) pursuant to paragraph B(5)(a)(iii) of this Article or to convert one series of Middle Tier Stock into another series of Middle Tier Stock pursuant to paragraph B(5)(a)(iv) or (v) or this Article, the Corporation shall, not less than 35 Business Days prior to the Conversion Date, cause notice to be given to each holder of shares of the series of Middle Tier Stock to be so converted and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such series of Middle Tier Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a statement that all outstanding shares of such series of Middle Tier Stock shall be converted, (2) the anticipated Conversion Date, (3) the per share number of shares of Carrols Stock or another class or series of common stock of the Corporation, as the case may be, to be received with respect to each share of such series of Middle Tier Stock, including details as to the calculation thereof, (4) the place or places where certificates for shares of such series of Middle Tier Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of such series of Middle Tier Stock, (5) the number of outstanding shares of such series of Middle Tier Stock and the number of shares of such series of Middle Tier Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof,
          (6) a statement to the effect that, subject to paragraph B(5)(d)(ix) of this Article, dividends on such series of Middle Tier Stock shall cease to be paid as of such Conversion Date and (7) in the case of notice to holders of such Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive shares of such series of Middle Tier Stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to such Conversion Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this paragraph B(5) of this Article if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

                (vi) If the Corporation determines to redeem shares of any series of the Common Stock pursuant to paragraph B(5)(b) of this Article, the Corporation shall cause notice to be given to each holder of shares of such series of the Common Stock to be redeemed and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such series of the Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of such series of the Common Stock outstanding on the Redemption Date shall be redeemed in exchange for shares of common stock of each Carrols Group Subsidiary (and, if such redemption is pursuant to paragraph B(5)(b)(iii)(2)(x) of this Article, Pollo Tropical Stock or Taco Cabana Stock, as the case may be) or common stock of each Pollo Tropical Group Subsidiary and/or each Taco Cabana Group Subsidiary, as the case may be, or common stock of each Middle Tier Combination Subsidiary, as the case may be, (2) the Redemption Date, (3) in the case of a redemption of the Pollo Tropical Stock, the Outstanding Pollo Tropical Fraction on the date of such notice and in the case of a redemption of the Taco Cabana Stock, the Outstanding Taco Cabana Fraction on the date of such notice, (4) the place or places where certificates for shares of the series of the Common Stock to be redeemed, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of the common stock of each Carrols Group Subsidiary (and, if such redemption is pursuant to paragraph B(5)(b)(iii)(2)(x) of this Article, Pollo Tropical Stock or Taco Cabana Stock, as applicable) or common stock of each Pollo Tropical Group Subsidiary and/or each Taco Cabana Group Subsidiary, as the case may be, or common stock of each Middle Tier Combination Subsidiary, as the case may be, (5) a statement to the effect that, subject to paragraph B(5)(d)(ix) of this Article, dividends on such shares of the Common Stock shall cease to be paid as of such Redemption Date, (6) the number of shares of such series of the Common Stock outstanding and the number of shares of such series of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (7) in the case of notice to holders of Convertible Securities, a statement to the effect that a holder of Convertible Securities shall be entitled to receive shares of common stock of each Carrols Group Subsidiary (and, if such redemption is pursuant to paragraph

          B(5)(b)(iii)(2)(x) of this Article, Pollo Tropical Stock and/or Taco Cabana Stock, as applicable) or common stock of each Pollo Tropical Group Subsidiary and/or each Taco Cabana Group Subsidiary, as the case may be, in any case upon redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this paragraph B(5) of this Article, if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, not less than 30 Business Days nor more than 45 Business Days prior to the Redemption Date to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

               (vii) If less than all of the outstanding shares of the Common Stock of a series are to be redeemed pursuant to paragraph B(5)(a)(i) of this Article, the shares to be redeemed by the Corporation shall be selected from among the holders of shares of such series of the Common Stock outstanding at the close of business on the record date for such redemption on a pro rata basis among all such holders or by lot or by such other method as may be determined by the Board of Directors of the Corporation to be equitable.

               (viii) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of either series of the Common Stock upon any conversion, redemption, dividend or other distribution pursuant to this paragraph B(5) of this Article. If more than one share of either series of the Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any conversion, redemption, dividend or other distribution (including any fractional shares). If there are fractional shares of any capital stock or of any other securities remaining to be issued or distributed to the holders of either series of the Common Stock, the Corporation shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the Fair Value thereof on the fifth Business Day prior to the date such payment is to be made (without interest).

               (ix) No adjustments in respect of dividends shall be made upon the conversion or redemption of any shares of any series of the Common Stock; provided, however, that if the Conversion Date or Redemption Date, as the case may be, with respect to any shares of any series of the Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of such series of the Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent conversion or redemption of such shares.

                (x) Before any holder of any series of the Common Stock shall be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with respect to such series of the Common Stock pursuant to this paragraph B(5) of this Article, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of the Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall, as soon as practicable after receipt of certificates representing such shares of the Common Stock deliver to the person for whose account such shares of the Common Stock were so surrendered, or to such person's nominee or nominees, the cash and/or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by paragraph B(5)(d)(viii) of this Article, in each case without interest. If less than all of the shares of any series of the Common Stock represented by any one certificate are to be redeemed, the Corporation shall issue and deliver a new certificate for the shares of such series of Common Stock not redeemed.

                (xi) From and after any applicable Conversion Date or Redemption Date, as the case may be, all rights of a holder of shares of the series of the Common Stock that were converted or redeemed shall cease except for the right, upon surrender of the certificates representing such shares of the Common Stock as required by paragraph B(5)(d)(x) of this Article, to receive the cash and/or the certificates or instruments representing shares of the kind and amount of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any payment in respect of fractional shares contemplated by paragraph B(5)(d)(viii) of this Article and rights to dividends as provided in paragraph B(5)(d)(ix) of this Article, in each case without interest. No holder of a certificate that immediately prior to the applicable Conversion Date represented shares of a series of the Common Stock shall be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock or other security or instrument for which such series of the Common Stock was converted until the surrender as required by this paragraph B(5) of this Article of such certificate in exchange for a certificate or certificates or instrument or instruments representing such capital stock or other security. Subject to applicable escheat and similar laws, upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable on any class or series of capital stock of the Corporation as of a record date after the Conversion Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Conversion Date, the Corporation shall, however, be entitled to treat the certificates for a series of the Common Stock that have not yet been surrendered for conversion as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock of the Corporation for which the shares of such series of the Common Stock represented by such certificates shall have been converted, notwithstanding the failure to surrender such certificates.

               (xii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon conversion or redemption of shares of either series of the Common Stock pursuant to this paragraph B(5) of this Article. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of such series of the Common Stock so converted or redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

               (xiii) Neither the failure to mail any notice required by this paragraph B(5)(d) of this Article to any particular holder of the Common Stock or of Convertible Securities nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of the Common Stock or of Convertible Securities or the validity of any such conversion or redemption.

               (xiv) The Board of Directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this paragraph B(5) of this Article as the Board of Directors shall determine to be appropriate.

     (6) Application of the Provisions of this Certificate of Amendment to the
         ---------------------------------------------------------------------
Restated Certificate of Incorporation.
-------------------------------------

          (a) Certain Determinations by the Board of Directors. The Board of
              ------------------------------------------------
     Directors shall make such determinations with respect to the assets and liabilities to be attributed to the Groups, the application of the provisions of this paragraph B of this Article to transactions to be engaged in by the Corporation and the preferences, limitations and relative rights of the holders of either series of the Common Stock, and the qualifications and restrictions thereon, provided by this Certificate of Amendment to the Restated Certificate of Incorporation, as may be, or become necessary or appropriate to the exercise of such preferences, limitations and relative rights, including, without limiting the foregoing, the determinations referred to in the following paragraphs B(6)(a)(i),
     (ii), (iii), (iv), (v) and (vi) of this Article. A record of any such determination shall be filed with the records of the actions of the Board of Directors.

               (i) Upon any acquisition by the Corporation or its subsidiaries of any assets or business, or any assumption of liabilities, outside of the ordinary course of business of the Carrols Group, the Pollo Tropical Group or the Taco Cabana Group, as the case may be, the Board of Directors shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of the Carrols Group, the Pollo Tropical Group or the Taco Cabana Group or that an interest therein shall be partly for the benefit of each Group, or any combination of Groups and, accordingly, shall be attributed to the Carrols Group, the Pollo Tropical Group or the Taco Cabana Group, or partly to each, in accordance with paragraph B(7)(c), (w) or (bb) of this Article, as the case may be.

               (ii) Upon any issuance of any shares of Pollo Tropical Stock at a time when the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of Pollo Tropical Stock so issued shall reduce the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest, and the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest shall be adjusted accordingly.

               (iii) Upon any issuance of any shares of Taco Cabana Stock at a time when the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of Taco Cabana Stock so issued shall reduce the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest, and the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest shall be adjusted accordingly.

               (iv) Upon any issuance by the Corporation or any subsidiary thereof of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of Pollo Tropical Stock or Taco Cabana Stock, if at the time such Convertible Securities are issued the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest or the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest, as the case may be, is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance of Convertible Securities in the business of the Carrols Group, the Pollo Tropical Group or the Taco Cabana Group and any other relevant factors, whether, upon conversion, exchange or exercise thereof, the issuance of shares of Pollo Tropical Stock or Taco Cabana Stock pursuant thereto shall, in whole or in part, reduce the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest or the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest, as the case may be.

               (v) Upon any issuance of any shares of the Preferred Stock of any series, the Board of Directors shall attribute, based on the use of proceeds of such issuance of shares of the Preferred Stock in the business of the Carrols Group, the Pollo Tropical Group or the Taco Cabana Group and any other relevant factors, the shares so issued entirely to the Carrols Group, entirely to the Pollo Tropical Group or entirely to the Taco Cabana Group or partly to the Carrols Group, partly to the Pollo Tropical Group and partly to the Taco Cabana Group, or partly to each such Group or to any two Groups in such proportion as the Board of Directors shall determine.

               (vi) Upon any redemption or repurchase by the Corporation or any subsidiary thereof of shares of the Preferred Stock of any class or series or of other securities or debt obligations of the Corporation, the Board of Directors shall determine, based on the property used to redeem or purchase such shares, other securities or debt obligations, which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to the Carrols Group, which, if any, of such shares, other securities or debt obligations shall be attributed to the Pollo Tropical Group and which, if any, of such shares or other securities or debt obligations shall be attributed to the Taco Cabana Group and, accordingly, how many of the shares of such series of the Preferred Stock or of such other securities, or how much of such debt obligations, that remain outstanding, if any, are thereafter attributed to the Carrols Group, to the Pollo Tropical Group and to the Taco Cabana Group.

          (b) Certain Determinations Not Required. Notwithstanding the foregoing
              -----------------------------------
     provisions of this paragraph B(6) of this Article, the provisions of paragraphs B(7)(c), (e), (w), (x),(aa) or (bb) of this Article or any other provision of this Article, at any time when there are not outstanding both
     (i) one or more shares of Carrols Stock or Convertible Securities convertible into or exchangeable or exercisable for Carrols Stock and (ii) one or more shares of either series of Middle Tier Stock or Convertible Securities convertible into or exchangeable or exercisable for either series of Middle Tier Stock, the Corporation need not (A) attribute any of the assets or liabilities of the Corporation or any of its subsidiaries to the Carrols Group, the Pollo Tropical Group or the Taco Cabana Stock or (B) make any determination required in connection therewith, nor shall the Board of Directors be required to make any of the determinations otherwise required by this Article, and in such circumstances the holders of the shares of Carrols Stock, Pollo Tropical Stock or Taco Cabana Stock outstanding, as the case may be, shall (unless otherwise specifically provided by this Certificate of Amendment to the Restated Certificate of Incorporation) be entitled to all the preferences or other relative rights of all series of the Common Stock without differentiation between the Carrols Stock, the Pollo Tropical Stock and the Taco Cabana Stock.

          (c) Board Determinations Binding. Subject to applicable law, any
              ----------------------------
     determinations made in good faith by the Board under any provision of this Article, and any determinations with respect to any Group or the rights of holders of any class or series of capital stock made pursuant to or in furtherance of the application of this Article, shall be final and binding on all stockholders.

     (7)  Certain Definitions. As used in this Article, the following terms hall
          -------------------
have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. As used in this paragraph B(7) of this Article, a "contribution" or "transfer" of assets or properties from one Group to another shall refer to the reattribution of such assets or properties from the contributing or transferring Group to the other Group and correlative phrases shall have correlative meanings.

     (a) "Business Day" shall mean each weekday that banks are open for the transaction of business in New York City.

     (b) "Carrols Available Dividend Amount", as of any date shall mean, with respect to the Carrols Group either (a) the excess of (i) an amount equal to the total assets attributed to the Carrols Group less the total liabilities (not including preferred stock) attributed to the Carrols Group as of such date over
(ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Carrols Stock and to the extent applicable, each class or series of capital stock attributed to the Carrols Group or (b) in case there is no such excess, an amount equal to Carrols Net Earnings (Loss) (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The Carrols Available Dividend Amount is intended to be similar to an amount equal to the amount that would be legally available for the payment of dividends on shares of Carrols Stock under the DGCL if the Carrols Group was a separate Delaware corporation.

     (c)  "Carrols Group" shall mean, as of any date:

               (i)   the interest of the Corporation or any of its subsidiaries on such date in all of the assets, liabilities and businesses of the Corporation or any of its subsidiaries (and any successor companies), other than any assets, liabilities and businesses attributed in accordance with this Article to the Pollo Tropical Group and the Taco Cabana Group;


               (ii) a proportionate undivided interest in each and every business, asset and liability attributed (i) to the Pollo Tropical Group equal to the Inter-Group Pollo Tropical Fraction and (ii) to the Taco Cabana Group equal to the Inter-Group Taco Cabana Fraction, in each case as of such date;

               (iii) all properties and assets transferred to the Carrols Group from the Pollo Tropical Group and/or the Taco Cabana Group (other than pursuant to paragraph B(7)(c)(iv) or (vi) of this Article) pursuant to transactions in the ordinary course of business of both the Carrols Group on the one hand and the Pollo Tropical Group and/or the Taco Cabana Group, as the case may be, on the other hand, or otherwise as the Board of Directors may have directed as permitted by this Article;

               (iv)  all properties and assets transferred to the Carrols Group
          (A) from the Pollo Tropical Group in connection with a reduction of the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest and (B) from the Taco Cabana Group in connection with a reduction of the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest;

               (v) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside the ordinary course of business and attributed to the Carrols Group, as determined by the Board of Directors as contemplated by paragraph B(6)(a)(i) of this Article; and

                        (vi) from and after the payment date of any dividend,
                  redemption or other distribution with respect to shares of either series of Subsidiary Stock (other than a dividend or other distribution payable in shares of such Middle Tier Stock, with respect to which adjustment shall be made as provided in paragraph B(7)(r)(i) or B(7)(s)(i) of this Article, as the case may be, or in securities of the Corporation attributed to such Middle Tier Group, for which provision shall be made as set forth in the third to last sentence of this definition), an amount of assets or properties previously attributed to such Middle Tier Group of the same kind as were paid in such dividend or other distribution with respect to shares of such Middle Tier Group as have a Fair Value on the record date for such dividend or distribution equal to the product of (1) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of such Middle Tier Group declared and (2) a fraction the numerator of which is equal to the Inter-Group Pollo Tropical Fraction or the Inter-Group Taco Cabana Fraction, as the case may be, in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding Pollo Tropical Fraction or the Outstanding Taco Cabana Fraction, as the case may be, in effect on the record date for such dividend or distribution;

                  provided, that from and after any transfer of any assets or properties from the Carrols Group to the Pollo Tropical Group or the Taco Cabana Group, the Carrols Group shall no longer include such assets or properties so transferred (other than as reflected in respect of such a transfer by the Inter-Group Pollo Tropical Fraction or the Inter-Group Taco Cabana Interest Fraction, as the case may be, as provided by paragraph B(7)(c)(ii) of this Article). If the Corporation shall pay a dividend or make some other distribution with respect to shares of a series of Middle Tier Stock payable in securities of the Corporation that are attributed to the applicable Middle Tier Group for purposes of this Article (other than distributions of Pollo Tropical Stock or Taco Cabana Stock, as the case may be), the Carrols Group shall be deemed to hold an interest in such Middle Tier Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of such Middle Tier Stock and the fraction specified in clause (2) of paragraph B(7)(c)(vi) of this Article (determined as of the record date for such distribution) and, to the extent interest is or dividends are paid on the securities so distributed, the Carrols Group shall include, and there shall be transferred thereto from such Middle Tier Group, a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of such securities so deemed to be held by the Carrols Group if such securities were outstanding. The Corporation may also, to the extent the securities so paid as a dividend or other distribution to the holders of a series of Middle Tier Stock are Convertible Securities and at the time are convertible into or exchangeable or exercisable for shares of such Middle Tier Stock, treat such Convertible Securities as are so deemed to be held by the

                  Carrols Group to be deemed to be converted, exchanged or exercised, and shall do so to the extent such Convertible Securities are mandatorily converted, exchanged or exercised (and to the extent the terms of such Convertible Securities require payment of consideration for such conversion, exchange or exercise, the Carrols Group shall then no longer include an amount of the kind of properties or assets required to be paid as such consideration for the amount of Convertible Securities deemed converted, exchanged or exercised (and the applicable Middle Tier Group shall be attributed such properties or assets)), in which case, from and after such time, the securities into or for which such Convertible Securities so deemed to be held by the Carrols Group were so considered converted, exchanged or exercised shall be deemed held by the Carrols Group (as provided in clause (3) of paragraph B(7)(r)(iii) or B(7)(s)(iii), as applicable, of this Article) and such Convertible Securities shall no longer be deemed to be held by the Carrols Group. A statement setting forth the election to effectuate any such deemed conversion, exchange or exercise of Convertible Securities so deemed to be held by the Carrols Group and the properties or assets, if any, to be attributed to the applicable Middle Tier Group in consideration of such conversion, exchange or exercise (if any) shall be filed in the records of the actions of the Board of Directors and, upon such filing, such deemed conversion, exchange or exercise shall be effectuated.

                  (d) "Carrols Net Earnings (Loss)", for any period through any date, shall mean the net earnings or loss of the Carrols Group for such period (or in respect of fiscal periods of the Corporation commencing prior to the date of the first issuance of Subsidiary Stock, the pro forma net earnings or loss of the Carrols Group for such period as if such date had been the first day of such period) determined in accordance with generally accepted accounting principles in effect at such time, reflecting income and expense of the Corporation attributed to the Carrols Group on a basis substantially consistent with attributions of income and expense made in the calculation of Pollo Tropical Net Earnings (Loss) and Taco Cabana Net Earnings (Loss), including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

                  (e) "Common Stock" shall mean the collective reference to the Carrols Stock, the Pollo Tropical Stock and the Taco Cabana Stock, and any may sometimes be called a series of Common Stock.

                  (f) "Conversion Date" shall mean the closing date of the IPO described in Section B(5)(a)(iii) of this Article or the closing date of a transaction described in Section B(5)(a)(iv) or B(5)(a)(v) of this Article, which date shall be the effective date for the conversion of shares of Middle Tier Stock into shares of Carrols Stock (or into another series of Middle Tier Stock or another class or series of common stock of the Corporation, as the case may be) and set forth in the notice to holders of shares of Middle Tier Stock subject to such conversion and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of Middle Tier Stock subject to such conversion required pursuant to paragraph B(5)(d)(v) of this Article.

                  (g) "Convertible Securities" at any time shall mean any securities of the Corporation or of any subsidiary thereof (other than shares of the Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of any series of the Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events, but in respect of anti-dilution provisions of such securities only upon the effectiveness thereof.

                  (h) "Disposition" shall mean a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets (including stock, other securities and goodwill).

                  (i) "Fair Value" shall mean, (i) in the case of equity securities or debt securities of a class or series that has previously been Publicly Traded for a period of at least three months, the Market Value thereof (if such Market Value, as so defined, can be determined); (ii) in the case of an equity security or debt security that has not been Publicly Traded for at least three months or the Market Value of which cannot be determined, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent appraiser with recognized standing selected in good faith by the Board of Directors; provided, however, that in the
                                                  --------  -------
sole discretion of the Board of Directors, the appraisal may be conducted by the investment banking firm engaged by the Corporation in connection with its IPO;
(iii) in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on the date for the determination of Fair Value or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice; and (iv) in the case of property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

                  (j) "Fair Value Ratio" of a share of any series of Common Stock (a "Converted Share") to a share of any other series of Common Stock (an "Issued Share") as of any Conversion Date shall mean the fraction (which may be greater or less than 1/1), expressed as a decimal (rounded to the nearest five decimal places), of an Issued Share to be issued in respect of a Converted Share, upon a conversion of a series of Common Stock into another series of Common Stock in accordance with paragraph B(5)(a)(iii), (iv) or (v) of this Article, based on the ratio of the Fair Value of a Converted Share to the Fair Value of an Issued Share as of such date.

                  (k) "Group" shall mean, as of any date, the Carrols Group, the Pollo Tropical Group or the Taco Cabana Group, as the case may be.

                  (l) "Inter-Group Pollo Tropical Fraction" as of any date shall mean a fraction the numerator of which shall be the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest on such date and the denominator of which shall be the sum of (A) such Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest and (B) the aggregate number of shares of Pollo Tropical Stock outstanding on such date. A statement setting forth the Inter-Group Pollo Tropical Fraction as of the record date for any dividend or distribution on either series of the Common Stock, as of the effective date of any conversion, exchange or exercise of Convertible Securities into or for shares of Pollo Tropical Stock and as of the end of each fiscal quarter of the Corporation shall be filed by the Secretary of the Corporation in the records of the Board of Directors of the Corporation not later than ten days after such date.

                  (m) "Inter-Group Taco Cabana Fraction" as of any date shall mean a fraction the numerator of which shall be the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest on such date and the denominator of which shall be the sum of (A) such Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest and (B) the aggregate number of shares of Taco Cabana Stock outstanding on such date. A statement setting forth the Inter-Group Taco Cabana Fraction as of the record date for any dividend or distribution on either series of the Common Stock, as of the effective date of any conversion, exchange or exercise of Convertible Securities into or for shares of Taco Cabana Stock and as of the end of each fiscal quarter of the Corporation shall be filed by the Secretary of the Corporation in the records of the Board of Directors of the Corporation not later than ten days after such date.

                  (n) "Market Value" of a share of any class or series of capital stock of the Corporation on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such Business Day or, in case no such reported sale takes place on such Business Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Business Day, in either case as reported on the New York Stock Exchange Composite Tape or, if the shares of such class or series are not listed or admitted to trading on such Exchange on such Business Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Business Day, on The Nasdaq National Market or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on The Nasdaq National Market on such Business Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Business Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Business Day, the Fair Value of a share of such class or series as set forth in clause (ii) of the definition of Fair Value; provided that, for purposes of determining the market value of a share of any class or series of capital stock for any period, (i) the "Market Value" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause
(ii)(B) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the "Market Value" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or
(B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

     (o) "Middle Tier Group" shall mean either the Pollo Tropical Group or the Taco Cabana Group.

     (p) "Middle Tier Stock" shall mean the Pollo Tropical Stock and/or the Taco Cabana Stock, as the context of such term may dictate.

     (q) "Net Proceeds" shall mean, as of any date with respect to any Disposition of any of the properties and assets attributed to the Carrols Group, the Pollo Tropical Group or the Taco Cabana Group, as the case may be, an amount, if any, equal to what remains of the gross proceeds received by the Corporation in such Disposition after payment of, or reasonable provision is made as determined by the Board of Directors for, (A) any taxes payable by the Corporation (or which would have been payable but for the utilization of tax benefits attributable to the other Group) in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to paragraphs B(5)(a)(i)(a) or (b) of this Article, (B) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (C) any liabilities (contingent or otherwise) of or attributed to such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Corporation incurred in connection with the Disposition or otherwise, and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the Preferred Stock attributed to such Group. For purposes of this definition, any properties and assets attributed to the Group, the properties and assets of which are subject to such Disposition, remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as the Board of Directors determines can be expected to be supported by such properties and assets.

     (r) "Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest" shall be determined by the Board of Directors prior to the first issuance of shares of Pollo Tropical Stock or Convertible Securities convertible into or exchangeable or exercisable for shares of Pollo Tropical Stock to be the number of shares of Pollo Tropical Stock that initially represents 100% of the common stockholders' equity of the Corporation attributable to the Pollo Tropical Group, which determination shall be set forth in a statement filed with the records of the actions of the Board of

Directors; provided, however, that such number shall from time to time thereafter be: (i) adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the Pollo Tropical Stock or any dividend or other distribution of shares of Pollo Tropical Stock to holders of shares of Pollo Tropical Stock or any reclassification of Pollo Tropical Stock; (ii) decreased (but to not less than zero), if before such adjustment such number is greater than zero, by action of the Board of Directors by (1) the number of shares of Pollo Tropical Stock issued or sold by the Corporation that, immediately prior to such issuance or sale, were included in the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest, (2) the number of shares of Pollo Tropical Stock issued upon conversion, exchange or exercise of Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest, (3) the number of shares of Pollo Tropical Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Carrols Stock,
(4) the number of shares of Pollo Tropical Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Carrols Stock, or (5) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the aggregate Fair Value as of the date of contribution of properties or assets (including cash) transferred from the Pollo Tropical Group to the Carrols Group in consideration for a reduction in the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest and (b) the Fair Value of one share of Pollo Tropical Stock as of the date of such transfer; and (iii) increased by (1) the number of outstanding shares of Pollo Tropical Stock repurchased by the Corporation for consideration that is attributed as provided by paragraph B(7)(c) of this Article to the Carrols Group and (2) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the Fair Value of properties or assets (including cash) theretofore attributed as provided by paragraph B(7)(c) of this Article to the Carrols Group that are contributed to the Pollo Tropical Group in consideration of an increase in the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest, and (b) the Fair Value of one share of Pollo Tropical Stock as of the date of such contribution and (3) the number of shares of Pollo Tropical Stock into or for which Convertible Securities are deemed converted, exchanged or exercised pursuant to the penultimate sentence of the definition of "Carrols Group" in paragraph B(7)(c) of this Article.

     (s) "Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest" shall be determined by the Board of Directors prior to the first issuance of shares of Taco Cabana Stock or Convertible Securities convertible into or exchangeable or exercisable for shares of Taco Cabana Stock to be the number of shares of Taco Cabana Stock that initially represents 100% of the common stockholders' equity of the Corporation attributable to the Taco Cabana Group, which determination shall be set forth in a statement filed with the records of the actions of the Board of Directors; provided, however, that such number shall from time to time thereafter be: (i) adjusted, if before such adjustment such number is greater than zero, as determined by the Board of

Directors to be appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the Taco Cabana Stock or any dividend or other distribution of shares of Taco Cabana Stock to holders of shares of Taco Cabana Stock or any reclassification of Taco Cabana Stock; (ii) decreased (but to not less than zero), if before such adjustment such number is greater than zero, by action of the Board of Directors by (1) the number of shares of Taco Cabana Stock issued or sold by the Corporation that, immediately prior to such issuance or sale, were included in the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest, (2) the number of shares of Taco Cabana Stock issued upon conversion, exchange or exercise of Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest, (3) the number of shares of Taco Cabana Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Carrols Stock,
(4) the number of shares of Taco Cabana Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Carrols Stock, or (5) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the aggregate Fair Value as of the date of contribution of properties or assets (including cash) transferred from the Taco Cabana Group to the Carrols Group in consideration for a reduction in the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest and (b) the Fair Value of one share of Taco Cabana Stock as of the date of such transfer; and (iii) increased by (1) the number of outstanding shares of Taco Cabana Stock repurchased by the Corporation for consideration that is attributed as provided by paragraph B(7)(c) of this Article to the Carrols Group and (2) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of
(a) the Fair Value of properties or assets (including cash) theretofore attributed as provided by paragraph B(7)(c) of this Article to the Carrols Group that are contributed to the Taco Cabana Group in consideration of an increase in the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest, and (b) the Fair Value of one share of Taco Cabana Stock as of the date of such contribution and (3) the number of shares of Taco Cabana Stock into or for which Convertible Securities are deemed converted, exchanged or exercised pursuant to the penultimate sentence of the definition of "Carrols Group" in paragraph B(7)(c) of this Article.

     (t) "Outstanding Pollo Tropical Fraction", as of any date, means the fraction (which may simplify to 1/1) the numerator of which shall be the number of shares of Pollo Tropical Stock outstanding on such date and the denominator of which shall be the sum of the number of shares of Pollo Tropical Stock outstanding on such date and the Number of Pollo Tropical Shares Issuable with Respect to the Pollo Tropical Inter-Group Interest on such date. A statement setting forth the Outstanding Pollo Tropical Fraction as of the record date for the payment of any dividend or distribution on any series of the Common Stock and as of the end of each fiscal quarter of the Corporation shall be filed by the Secretary of the Corporation in the records of the actions of the Board of Directors not later than ten days after such date.

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

     (u) "Outstanding Taco Cabana Fraction", as of any date, means the fraction (which may simplify to 1/1) the numerator of which shall be the number of shares of Taco Cabana Stock outstanding on such date and the denominator of which shall be the sum of the number of shares of Taco Cabana Stock outstanding on such date and the Number of Taco Cabana Shares Issuable with Respect to the Taco Cabana Inter-Group Interest on such date. A statement setting forth the Outstanding Taco Cabana Fraction as of the record date for the payment of any dividend or distribution on any series of the Common Stock and as of the end of each fiscal quarter of the Corporation shall be filed by the Secretary of the Corporation in the records of the actions of the Board of Directors not later than ten days after such date.

     (v) "Pollo Tropical Available Dividend Amount" as of any date shall mean, with respect to the Pollo Tropical Group, the product of the Outstanding Pollo Tropical Fraction and either (a) the excess of (i) an amount equal to the total assets attributed to the Pollo Tropical Group less the total liabilities (not including preferred stock) attributed to the Pollo Tropical Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Pollo Tropical Stock and to the extent applicable, each class or series capital stock attributed to the Pollo Tropical Group or (b) in case there is no such excess, an amount equal to Pollo Tropical Net Earnings (Loss) (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The Pollo Tropical Available Dividend Amount is intended to be similar to an amount equal to the product of the Outstanding Pollo Tropical Fraction and the amount that would be legally available for the payment of dividends on shares of Pollo Tropical Stock under the DGCL if the Pollo Tropical Group was a separate Delaware corporation.

     (w)  "Pollo Tropical Group" shall mean, as of any date:

          (i) all businesses, assets and liabilities of each of Pollo Franchise, Inc., a Florida corporation and Pollo Operations, Inc. a Florida corporation (the "Pollo Tropical Group Companies") as of the date of the first issuance of Pollo Tropical Stock;

          (ii) all assets and liabilities of the Corporation and its subsidiaries attributed by the Board of Directors to the Pollo Tropical Group, whether or not such assets or liabilities are or were also assets and liabilities of any of the Pollo Tropical Group Companies;

          (iii) all properties and assets transferred to the Pollo Tropical Group from the Carrols Group (other than a transaction pursuant to paragraph B(7)(w)(iv) of this Article) pursuant to transactions in the ordinary course of business of both the Pollo Tropical Group, on the one hand, and the Carrols Group, on the other hand, or otherwise as the Board of Directors may have directed as permitted by this Article;

          (iv) all properties and assets transferred to the Pollo Tropical Group from the Carrols Group in connection with an increase in the Number of Pollo

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

          Tropical Shares Issuable with respect to the Pollo Tropical Inter-Group Interest; and

               (v) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside of the ordinary course of business and attributed to the Pollo Tropical Group, as determined by the Board of Directors as contemplated by paragraph B(6)(a)(i) of this Article;

          provided, that (1) from and after the payment date of any dividend or other distribution with respect to shares of Pollo Tropical Stock (other than a dividend or other distribution payable in shares of Pollo Tropical Stock, with respect to which adjustment shall be made as provided in paragraph B(7)(r)(i) of this Article, or in securities of the Corporation attributed to the Pollo Tropical Group, for which provision shall be made as set forth in clause (2) of this proviso), the Pollo Tropical Group shall no longer include an amount of assets or properties previously attributed to the Pollo Tropical Group of the same kind as so paid in such dividend or other distribution with respect of shares of Pollo Tropical Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of
          (a) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of Pollo Tropical Stock declared and (b) a fraction the numerator of which is equal to the Inter-Group Pollo Tropical Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding Pollo Tropical Fraction in effect on the record date for such dividend or distribution, (2) if the Corporation shall pay a dividend or make some other distribution with respect to shares of Pollo Tropical Stock payable in securities of the Corporation that are attributed to the Pollo Tropical Group for purposes of this Article (other than Pollo Tropical Stock), there shall be excluded from the Pollo Tropical Group an interest in the Pollo Tropical Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of Pollo Tropical Stock and the fraction specified in clause 1(b) of this proviso (determined as of the record date for such distribution) (and such interest in the Pollo Tropical Group shall be attributed to the Carrols Group) and, to the extent interest is or dividends are paid on the securities so distributed, the Pollo Tropical Group shall no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of the securities equivalent to such interest in the Pollo Tropical Group deemed held by the Carrols Group if the securities equivalent to such interest were outstanding (and in such eventuality such assets as are no longer included in the Pollo Tropical Group shall be attributed to the Carrols Group) and (3) from and after any transfer of any assets or properties from the Pollo Tropical Group to the Carrols Group, the Pollo Tropical Group shall no longer include such assets or properties so contributed or transferred. The Corporation may also, to the extent a dividend or distribution on the Pollo Tropical Stock has been paid in Convertible Securities that are convertible into or exchangeable or exercisable for Pollo Tropical Stock, cause such Convertible Securities as are deemed to be held by the

               Carrols Group in accordance with the third to last sentence of paragraph B(7)(c) of this Article and clause (2) of the proviso to the immediately preceding sentence to be deemed to be converted, exchanged or exercised as provided in the penultimate sentence of paragraph B(7)(c) of this Article, in which case such Convertible Securities shall no longer be deemed to be held by the Carrols Group.

               (x) "Pollo Tropical Net Earnings (Loss)", for any period through any date, shall mean the net earnings or loss of the Pollo Tropical Group for such period (or in respect of fiscal periods of the Corporation commencing prior to the date of the first issuance of Pollo Tropical Stock, the pro forma net earnings or loss of the Pollo Tropical Group for such period as if such date had been the first day of such period) determined in accordance with generally accepted accounting principles in effect at such time, reflecting income and expense of the Corporation attributed to the Pollo Tropical Group on a basis substantially consistent with attributions of income and expense made in the calculation of the Carrols Net Earnings (Loss) and the Taco Cabana Net Earnings (Loss), including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

               (y)  "Publicly Traded" with respect to any security shall mean
          (i) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (ii) listed for trading on the New York Stock Exchange or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), that is the successor to either such exchange) or listed on The Nasdaq Stock Market (or any successor market system).

               (z) "Redemption Date" shall mean the date fixed by the Board of Directors as the effective date for a redemption of shares of any series of the Common Stock, as set forth in a notice to holders thereof required pursuant to paragraphs B(5)(d)(iii), (iv) or (vi) of this Article.

               (aa) "Taco Cabana Available Dividend Amount" as of any date shall mean, with respect to the Taco Cabana Group, the product of the Outstanding Taco Cabana Fraction and either (a) the excess of (i) an amount equal to the total assets attributed to the Taco Cabana Group less the total liabilities (not including preferred stock) attributed to the Taco Cabana Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Taco Cabana Stock and to the extent applicable, each class or series capital stock attributed to the Taco Cabana Group or (b) in case there is no such excess, an amount equal to Taco Cabana Net Earnings (Loss) (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The Taco Cabana Available Dividend Amount is intended to be similar to an amount equal to the product of the Outstanding Taco Cabana Fraction and the amount that would be legally available for the payment of dividends on shares of Taco Cabana Stock under the DGCL if the Taco Cabana Group was a separate Delaware corporation.

               (bb) "Taco Cabana Group" shall mean, as of any date:

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

               (i) all businesses, assets and liabilities of each of Taco Cabana, Inc., a Delaware corporation, and its direct and indirect subsidiaries (the "Taco Cabana Group Companies") as of the date of the first issuance of Taco Cabana Stock;

               (ii) all assets and liabilities of the Corporation and its subsidiaries attributed by the Board of Directors to the Taco Cabana Group, whether or not such assets or liabilities are or were also assets and liabilities of any of the Taco Cabana Group Companies;

               (iii) all properties and assets transferred to the Taco Cabana Group from the Carrols Group (other than a transaction pursuant to paragraph B(7)(bb)(iv) of this Article) pursuant to transactions in the ordinary course of business of both the Taco Cabana Group, on the one hand, and the Carrols Group, on the other hand, or otherwise as the Board of Directors may have directed as permitted by this Article;

               (iv) all properties and assets transferred to the Taco Cabana Group from the Carrols Group in connection with an increase in the Number of Taco Cabana Shares Issuable with respect to the Taco Cabana Inter-Group Interest; and

               (v) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside of the ordinary course of business and attributed to the Taco Cabana Group, as determined by the Board of Directors as contemplated by paragraph B(6)(a)(i) of this Article;

          provided, that (1) from and after the payment date of any dividend or other distribution with respect to shares of Taco Cabana Stock (other than a dividend or other distribution payable in shares of Taco Cabana Stock, with respect to which adjustment shall be made as provided in paragraph B(7)(s)(i) of this Article, or in securities of the Corporation attributed to the Taco Cabana Group, for which provision shall be made as set forth in clause (2) of this proviso), the Taco Cabana Group shall no longer include an amount of assets or properties previously attributed to the Taco Cabana Group of the same kind as so paid in such dividend or other distribution with respect of shares of Taco Cabana Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (a) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of Taco Cabana Stock declared and (b) a fraction the numerator of which is equal to the Inter-Group Taco Cabana Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding Taco Cabana Fraction in effect on the record date for such dividend or distribution, (2) if the Corporation shall pay a dividend or make some other distribution with respect to shares of Taco Cabana Stock payable in securities of the Corporation that are attributed to the Taco Cabana Group for purposes of this Article (other than Taco Cabana Stock), there shall be excluded from the Taco Cabana Group an interest in the Taco Cabana Group equivalent to the number or amount of such securities that is equal to the product of the number

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

               or amount of securities so distributed to holders of Taco Cabana Stock and the fraction specified in clause 1(b) of this proviso (determined as of the record date for such distribution) (and such interest in the Taco Cabana Group shall be attributed to the Carrols Group) and, to the extent interest is or dividends are paid on the securities so distributed, the Taco Cabana Group shall no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of the securities equivalent to such interest in the Taco Cabana Group deemed held by the Carrols Group if the securities equivalent to such interest were outstanding (and in such eventuality such assets as are no longer included in the Taco Cabana Group shall be attributed to the Carrols Group) and (3) from and after any transfer of any assets or properties from the Taco Cabana Group to the Carrols Group, the Taco Cabana Group shall no longer include such assets or properties so contributed or transferred. The Corporation may also, to the extent a dividend or distribution on the Taco Cabana Stock has been paid in Convertible Securities that are convertible into or exchangeable or exercisable for Taco Cabana Stock, cause such Convertible Securities as are deemed to be held by the Carrols Group in accordance with the third to last sentence of paragraph B(7)(c) of this Article and clause (2) of the proviso to the immediately preceding sentence to be deemed to be converted, exchanged or exercised as provided in the penultimate sentence of paragraph B(7)(c) of this Article, in which case such Convertible Securities shall no longer be deemed to be held by the Carrols Group.

               (cc) "Taco Cabana Net Earnings (Loss)", for any period through any date, shall mean the net earnings or loss of the Taco Cabana Group for such period (or in respect of fiscal periods of the Corporation commencing prior to the date of the first issuance of Taco Cabana Stock, the pro forma net earnings or loss of the Taco Cabana Group for such period as if such date had been the first day of such period) determined in accordance with generally accepted accounting principles in effect at such time, reflecting income and expense of the Corporation attributed to the Taco Cabana Group on a basis substantially consistent with attributions of income and expense made in the calculation of the Carrols Net Earnings (Loss) and the Pollo Tropical Net Earnings (Loss), including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

               IN WITNESS WHEREOF, said CARROLS HOLDINGS CORPORATION has caused this Certificate to be signed by Alan Vituli, its Chairman and Chief Executive Officer this 10th day of September, 2001.

                                   CARROLS HOLDINGS CORPORATION

                                   By: /s/ Alan Vituli
                                     -------------------------------------------
                                           Alan Vituli,
                                           Chairman and Chief Executive Officer

                                       34